NASCOR MORTGAGE LOAN POOL
                     10-YEAR THROUGH 15-YEAR FIXED RATE
                  NON-RELOCATION AND RELOCATION MORTGAGES
                           NASCOR SERIES 1999-10
                           POOL PROFILE (2/19/99)


                                           BID             TOLERANCE
    AGGREGATE PRINCIPAL BALANCE         $300,000,000         (+/- 5.00%)

    MORTGAGE LOAN CUTOFF DATE               1-Mar-99
    INTEREST RATE RANGE                5.00% - 8.50%
    GROSS WAC                                  6.85%       (+/- 10 Bps%)
    WEIGHTED AVERAGE SERVICE FEE              25 bps
    MASTER SERVICING FEE                     1.7 bps
    WAM (in months)                              178       (+/- 2 month)

    WALTV                                        63%       (maximum 67%)

    CALIFORNIA %                                 41%       (maximum 46%)
    SINGLE LARGEST ZIP CODE CONCENTRATION         4%       (maximum  7%)

    AVERAGE LOAN BALANCE                    $366,000     (maximum $380,000)
    LARGEST INDIVIDUAL LOAN BALANCE       $1,000,000     (maximum $1,500,000)

    CASH-OUT REFINANCE %                         20%      (maximum  25%)

    PRIMARY RESIDENCE %                          96%       (minimum 91%)

    SINGLE-FAMILY DETACHED %                     93%       (minimum 88%)

    FULL DOCUMENTATION %                         88%       (minimum 83%)

    UNINSURED > 80% LTV %                         1%        (maximum 5%)

    TEMPORARY BUYDOWNS                            0%       (maximum  5%)

    RELOCATION %                                  1%        (maximum 2%)

     THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

    (1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.


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                         NASCOR MORTGAGE LOAN POOL
                     10-YEAR THROUGH 15-YEAR FIXED RATE
                  NON-RELOCATION AND RELOCATION MORTGAGES
                           NASCOR SERIES 1999-10
                            PRICING INFORMATION



    RATING AGENCIES                       TBD by Norwest

    PASS THRU RATE                                 6.25%

    ASSUMED SIZE OF PRINCIPAL ONLY CLASS           0.23%

    PRICING DATE                         TBD

    FINAL STRUCTURE DUE DATE                   11-Mar-99        9:00 AM

    SETTLEMENT DATE                            29-Mar-99

    ASSUMED SUB LEVELS                               AAA         2.000%
                                                      AA         1.250%
                                                       A         0.850%
                                                     BBB         0.500%
                                                      BB         0.300%
                                                       B         0.150%





    NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1999-10. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



    NASCOR CONTACTS                      Brad Davis (301)846-8009
                                         Lori Fountain (301)846-8185